Exhibit 10.20
AMENDMENT NO. 1 TO
CONSULTING AGREEMENT AND RESIGNATION
     WHEREAS, HCC Insurance Holdings, Inc. (“HCC” or the “Company”) and Stephen L. Way (“Executive”) entered into that certain Consulting Agreement and Resignation dated as of November 17, 2006 (the “Agreement”); and
     WHEREAS, effective February 20, 2007, Executive has retired from his position as Chairman of the Board of the Company’s Board of Directors and as a Member of the Board of Directors; and
     WHEREAS, as a result of such retirement, the Company and Executive wish to amend the Agreement pursuant to the terms of this Amendment No. 1 (the “Amendment”);
     NOW, THEREFORE, the parties hereto do hereby agree as follows:
     1. Effective February 20, 2007, paragraphs 16 and 17 relating to Executive’s position as Chairman of the Board of the Company’s Board of Directors are hereby deleted; and
     2. Paragraph 31 (xi) shall be deleted effective February 20, 2007 so that Executive is hereby permitted to sell, in accordance with the federal securities laws, any and all of Executive’s holdings in the Company’s common stock without the consent of the Board of Directors of the Company
     3. All other terms and provisions of the Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment the 21stday of February, 2007.

/s/ Stephen L. Way

Stephen L. Way

HCC INSURANCE HOLDINGS, INC.

/s/ Frank J. Bramanti

By:	Frank J. Bramanti
Chief Executive Officer